FORM OF PLAN OF REORGANIZATION

      THIS PLAN OF REORGANIZATION is dated as of __________, 2002 ("Plan"), and has been adopted by the Board of Directors ("Board") of Strong International Equity Funds, Inc., a Wisconsin corporation ("Corporation") to provide for the reorganization of each of the Strong Foreign MajorMarkets(SM) Fund and Strong International Stock Fund (individually "Selling Fund" and collectively "Selling Funds") into the Strong Overseas Fund ("Acquiring Fund"). The Selling Funds and the Acquiring Fund are sometimes referred to collectively, as the "Funds" and individually, as a "Fund."

                             PRELIMINARY STATEMENTS

      A. The Selling Funds and the Acquiring Fund are each series of the Corporation, which is an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act").

      B. The Board has determined that the Reorganization (as defined below) is in the best interests of each Fund and that the interests of the existing shareholders of each Fund would not be diluted as a result of the Reorganization.

      C. This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Code").

                                   PROVISIONS

      1. Plan of Reorganization. As of the Effective Time (as that term is defined in Section 5), each of the Selling Funds will assign, deliver, and otherwise transfer all of its assets and good and marketable title to the assets, free and clear of all liens, encumbrances and adverse claims except as provided in this Plan, and assign all liabilities, other than those (if any) for which specific reserves have been set aside, to the Acquiring Fund. The Acquiring Fund shall acquire these assets and shall assume these liabilities in exchange for the issuance of Investor Class shares (both full and fractional) of the Acquiring Fund to the shareholders of the Selling Funds, equivalent in value to the shares of the Selling Funds outstanding immediately prior to the Effective Time. The transactions as they relate to each of the reorganization of the Strong Foreign MajorMarkets(SM) Fund into the Overseas Fund and the reorganization of the International Stock Fund into the Overseas Fund are collectively referred to as the "Reorganization." However, if the Reorganization is not approved with respect one of the Selling Funds or if the Board or an authorized Fund officer deems it advisable not to complete the reorganization with respect to one of the Selling Funds, the Reorganization of the other Selling Fund may still be completed under this Plan.

            The Investor Class shares of the Acquiring Fund that are issued in exchange for the assets of the Selling Funds are referred to as the "Acquiring Fund Shares," and the shares of the Selling Funds that are held by the holders of such shares as of the Effective Time are referred to as the "Selling Funds Shares." These assets and liabilities shall be exclusively assigned to and assumed by the Acquiring Fund. All assigned debts, liabilities, obligations and duties of the Selling Funds, to the extent that they exist at or after the Effective Time, shall after the Effective Time, attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund. If either of the Selling Funds is unable to make delivery of any of its portfolio securities pursuant to this Section to the Acquiring Fund because any of such securities purchased by either of the Selling Funds have not yet been delivered to it by the Selling Funds' broker or brokers, then, in lieu of such delivery, each of the Selling Funds shall deliver to the Acquiring Fund, with respect to these securities, executed copies of an agreement of assignment and due bills executed on behalf of the broker or brokers, together with any other documents as may be required by the Acquiring Fund, including brokers' confirmation slips.

      2. Transfer of Assets. The assets of the Selling Funds to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), goodwill, and intangible property, and deferred or prepaid expenses, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Selling Funds, and other property owned by the Selling Funds as of the Effective Time.

      3. Liquidation of the Selling Funds. As of the Effective Time, the Selling Funds will liquidate. Each shareholder of each of the Selling Funds shall also have the right to receive any dividends or other distributions that were declared prior to the


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

Effective Time, but unpaid at that time, with respect to the Selling Funds Shares that are held by such Selling Funds' shareholders as of the Effective Time. Contemporaneous with the liquidation of the Selling Funds, each shareholder of the Selling Funds will be issued a number of Acquiring Fund Shares equal in value to the Selling Funds Shares held by that shareholder. This liquidation will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of record of the Selling Funds and representing the respective number of Acquiring Fund Shares due that shareholder. An amendment to the Articles of Incorporation of the Corporation in a form not materially different from that attached as Annex 1 to this Plan ("Articles Amendment") shall be filed to eliminate the Acquired Fund.

      4. Conditions of the Reorganization. Consummation of this Plan is subject to the following conditions:

      (a) Shares to be Issued upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization (i) have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid, and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes and (ii) will be duly registered in conformity with applicable federal and state securities laws, and (iii) no shareholder of the Acquiring Fund shall have any option, warrant, or preemptive right of subscription or purchase with respect to the Acquiring Fund's Shares.

      (b) Marketable Title to Assets. The Selling Funds will have, as of the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer, and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for these assets, the Acquiring Fund will have good and marketable title to the assets without restriction on the transfer of the assets free and clear of all liens, encumbrances, and adverse claims.

      (c) Taxes. As of the Effective Time, all federal and other tax returns and reports of each Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Corporation's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of those returns.

      (d) Opinion of Counsel. The Corporation shall have received an opinion of counsel based upon customary representations and assumptions, in form reasonably satisfactory to the Corporation and dated as of the Effective Time, to the effect that:

      (1) the shares of the Acquiring Fund issued and outstanding as of the Effective Time are duly authorized and validly issued, fully paid, and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, including judicial interpretations thereof and any successor statute;

      (2) the Acquiring Fund Shares to be issued to the Selling Funds, as provided for by this Plan, are duly authorized and upon delivery pursuant to the terms of this Plan, will be validly issued, fully paid, and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes or any successor statute, and no shareholder of the Acquiring Fund has any option, warrant, or preemptive right to subscription or purchase in respect thereof based on a review of the Corporation's Amended and Restated Articles of Incorporation and By-laws and otherwise to such counsel's knowledge;

      (3) the Selling Funds Shares issued and outstanding as of the Effective Time are duly authorized and validly issued, fully paid, and non-assessable by the Selling Funds, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, including judicial interpretations thereof and any successor statute;

      (4) the Board has duly authorized the Acquiring Fund and Selling Funds, each as a class of common stock of the Corporation, pursuant to the terms of the Amended and Restated Articles of Incorporation of the Corporation;

      (5) the consummation of the transactions contemplated by this Plan will not violate the Amended and Restated Articles of Incorporation or Bylaws of the Corporation or any material agreement known to such counsel to which the Corporation, on behalf of either the Acquiring Fund or Selling Funds, is a party or by which it is bound;

      (6) to the knowledge of such counsel no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Corporation of the transactions contemplated by this Plan,


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            except such as have been obtained under the Securities Act of 1933
            ("1933 Act"), state securities laws, the 1940 Act, the rules and regulations under those statutes and such as may be required under state securities laws, rules, and regulations; and

      (7) the Acquiring Fund and the Selling Funds are each registered as a series of an investment company under the 1940 Act and such registration with the Securities and Exchange Commission ("SEC") as an investment company or series thereof under the 1940 Act is in full force and effect.

      Such opinion: (a) shall state that while such counsel have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement relating to the Reorganization or any amendment thereof or supplement thereto, they have generally reviewed and discussed certain information included therein with respect to the Selling Funds with certain officers of the Corporation and that in the course of such review and discussion no facts came to the attention of such counsel which caused them to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement thereto, the Form N-14 Registration Statement or any amendment thereof or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to the Selling Funds contained or incorporated by reference in the Form N-14 Registration Statement; and (c) shall state that such opinion is solely for the benefit of the Corporation and its Board and officers.

      In giving such opinion, counsel may rely upon officers' certificates and certificates of public officials.

      (e) The Corporation shall have received on or before the Effective Time an opinion of counsel satisfactory to the Corporation, based upon customary representations and assumptions, substantially to the effect that the Reorganization, as a tax-free reorganization within the meaning of Section 368(a)(1) of the Code, will have the following federal income tax consequences for Selling Funds shareholders, the Selling Funds, and the Acquiring Fund:

      (1) No gain or loss will be recognized by the Selling Funds upon the transfer of its assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Funds' liabilities;

      (2) No gain or loss will be recognized by the Acquiring Fund on its receipt of the Selling Funds' assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Funds' liabilities;

      (3) The basis of the Selling Funds' assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Selling Funds' hands immediately before the Reorganization;

      (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Selling Funds will include the holding period of those assets in the Selling Funds' hands immediately before the Reorganization;

      (5) No gain or loss will be recognized by the Selling Funds on the issuance of Acquiring Fund Shares to the Selling Funds' shareholders in exchange for Selling Funds Shares;

      (6) No gain or loss will be recognized by the Selling Funds' shareholders as a result of the Selling Funds' distribution of Acquiring Fund Shares to the Selling Funds' shareholders in exchange for the Selling Funds' shareholders' Selling Funds Shares;

      (7) The basis of the Acquiring Fund Shares received by the Selling Funds' shareholders will be the same as the basis of that Selling Funds' shareholders' Selling Funds Shares surrendered in exchange therefor; and

      (8) The holding period of the Acquiring Fund Shares received by the Selling Funds' shareholders will include the Selling Funds' shareholders' holding period for the Selling Funds' shareholders' Selling


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

            Funds Shares surrendered in exchange for the Acquiring Fund Shares, provided that the Selling Funds Shares were held as capital assets on the date of the Reorganization.

      (f) This Plan, including the Articles Amendment, and the Reorganization contemplated by this Plan shall have been approved, at a special meeting, by the shareholders of each of the Selling Funds in a manner consistent with the requirements under the Wisconsin Statutes.

      (g) The Board, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares as of the Effective Time in exchange for the assets of the Selling Funds pursuant to the terms and provisions of this Plan.

      (h) The Corporation will not take any action or cause any action to be taken that is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code or results in the failure of the transaction to qualify as a reorganization with the meaning of Section 368(a) of the Code. At or prior to the Effective Time, the Corporation will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to deliver the tax opinion contemplated in this Plan.

      5. Effective Time of the Reorganization. The exchange of the Selling Funds' assets for corresponding Acquiring Fund Shares shall be as of the close of market on March 28, 2003, or at such other time and date as fixed by the Board or any duly authorized officer of the Corporation ("Effective Time").

      6. Termination. This Plan and the transactions contemplated by this Plan may be terminated and abandoned by resolution of the Board, or at the discretion of any duly authorized officer of the Corporation, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Plan inadvisable. In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Fund, the Selling Funds, or the Corporation, or the Corporation's Board or officers.

      7. Amendment and Waiver. This Plan may be amended, modified, or supplemented at any time (to the fullest extent permitted by law) upon authorization by the Board, with or without shareholder approval; provided, that no amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Selling Funds' shareholders under this Plan to the detriment of the Selling Funds' shareholders or otherwise materially change the annexed amendment to the Articles of Incorporation of the Corporation without further shareholder approval. The Board or any duly authorized officer of the Corporation, may waive any condition to the consummation of this Plan if, in its or such officer's judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund or the Selling Funds.

      8. Fees and Expenses. Each Fund shall be solely liable for its own expenses incurred in connection with entering into and carrying out the transactions contemplated by this Plan, whether or not the transactions contemplated hereby are consummated.

      9. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Wisconsin.


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

                        ANNEX 1 TO PLAN OF REORGANIZATION

    TO BE EFFECTIVE UPON FILING WITH THE DEPARTMENT OF FINANCIAL INSTITUTIONS

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                     STRONG INTERNATIONAL EQUITY FUNDS, INC.

      The undersigned Vice President and Secretary of Strong International Equity Funds, Inc. ("Corporation"), hereby certifies that, in accordance with
Section 180.1003 of the Wisconsin Statutes, the following Amendment was duly adopted by the Board of Directors of the Corporation on November 8, 2002 and subsequently approved by the shareholders of the classes designated as the Strong Foreign MajorMarkets(SM) Fund and Strong International Stock Fund, each voting as a separate group, at a meeting held on February 28, 2003 in order to terminate the class designated as the Strong Foreign MajorMarkets(SM) Fund and Strong International Stock Fund in connection with a reorganization effected pursuant to a Plan of Reorganization ("Plan").

      "1. Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

            'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

      Class                                                Series                    Authorized Number of Shares
      -----                                                ------                    ---------------------------
      Strong Advisor International Core Fund               Class A                   Indefinite
                                                           Class B                   Indefinite
                                                           Class C                   Indefinite
      Strong Overseas Fund                                 Investor                  Indefinite
                                                           Institutional             Indefinite'"

      2. Article IV is hereby amended by adding a new paragraph, labeled Paragraph J, and inserting the following language:

            "J. As of the Effective Time, as defined in the Plan of Reorganization for the reorganization of each of the Strong Foreign MajorMarkets(SM) Fund and the Strong International Stock Fund into the Overseas Fund ("Plan"), each outstanding share of Common Stock of the Strong Foreign MajorMarkets(SM) Fund and Strong International Stock Fund shall be exchanged for Acquiring Fund Shares (as defined in the Plan) in accordance with the terms of the Plan. Certificates representing shares of the Strong Foreign MajorMarkets(SM) Fund and Strong International Stock Fund shall be surrendered at the time and in the manner set forth in the Plan. Any such certificates that remain outstanding after the Effective Time shall be deemed to be automatically canceled, and shares represented by such certificates shall be restored to the status of authorized but unissued shares and shall be automatically exchanged as noted above."

      Executed in duplicate this ____ day of _______, 2003.


                                         STRONG INTERNATIONAL EQUITY FUNDS, INC.


This instrument was drafted by
Kerry A. Jung
Strong Financial Corporation             Richard W. Smirl
100 Heritage Reserve                     Vice President and Secretary
Menomonee Falls, Wisconsin 53051


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